EXHIBIT 99.1


PRESS RELEASE

CONTACT:
Investor Contact
Rick J. Tremblay
Chief Financial Officer
913.451.8050
ricktremblay@goldbanc.com
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Media Contact
Sherman Titens
Director of Marketing
913.323.7741
shermantitens@goldbanc.com
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                               GOLD BANC CORRECTS
                              LOCAL BUSINESS STORY


Leawood, Kansas (February 23, 2004) - Gold Banc (NASDAQ: GLDB) today announced a correction to a story appearing in The Kansas City Business Journal on February 20, 2004 which attributed a statement to Mick Aslin, CEO of Gold Banc, that Gold Banc has received some inquiries to buy Gold Banc but nothing he would consider to be a serious offer.

Mr. Aslin actually stated that no serious offers to buy Gold Banc had been made by specific financial institutions identified by the reporter or any publicly-held companies.

Gold Banc does not plan to make any further comments regarding acquisition matters unless required to do so by the federal securities laws.

About Gold Banc

Gold Banc Corporation, Inc. is a bank holding company headquartered in Leawood, Kansas. Gold Banc provides banking and wealth management services through 40 locations in Kansas, Missouri, Oklahoma and Florida and is traded on the NASDAQ under the symbol GLDB.


Forward-Looking Statements

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, whether an agreement for the acquisition of Gold Banc may be executed, the ability to complete any acquisition transaction if a definitive acquisition agreement is executed, and those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business." Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.